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                                                             EXHIBIT NO. 99.6(a)

                           MFS FUND DISTRIBUTORS, INC.
               500 BOYLSTON STREET o BOSTON o MASSACHUSETTS 02116
                                 617 o 954-5000

                                DEALER AGREEMENT

Dear Sirs:

         We are the distributor of the shares of each of the funds from time to time in the MFS Family of Funds (collectively, the "Funds"). Shares are offered pursuant to the then current prospectus, including any supplements or amendments thereto, of each of the Funds (the "Prospectus"). To the extent that a Prospectus contains provisions that are inconsistent with the terms of this agreement, the terms of the Prospectus shall be controlling. We have the exclusive right to distribute shares of the Funds (the "Shares"). In addition, we are the distributor of the units of participation (the "Units") of the MFS Fixed Fund, a bank collective investment fund (the "MFS Fixed Fund"). The Units are offered pursuant to the then-current Description of the MFS Fixed Fund, including any supplements or amendments thereto (the "Description"). All offers for sale of the Units shall be subject to the terms of, and effected in accordance with, the terms of the Description. To the extent that the Description contains provisions that are inconsistent with the terms of this agreement, the terms of the Description shall be controlling. As agent for the Funds and the MFS Fixed Fund, we hereby offer to sell Shares of the Funds and make available the Units to you, acting as principal (in the case of the Funds) or as agent (in the case of the MFS Fixed Fund) and not as broker or agent for, or employee of, us or any of the Funds or the MFS Fixed Fund, upon the following terms and conditions:

         1. In all sales of the Shares to the public, you shall act as dealer for your own account.

         2. We will not accept from you any conditional orders for the purchase, sale or redemption of Shares or Units. All orders to purchase Shares received from you will be accepted by us only based on the public offering price applicable to each order, as established by the Prospectus of the Fund for whose Shares the order is placed. All orders to purchase Units received from you will be received by us and accepted by SEI Trust Company ("SEI"), as trustee of the MFS Fixed Fund, only based on the Unit Value applicable to each order, as established by the Description. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to you. All orders are subject to acceptance or rejection by us in our sole discretion and, in the case of the Units, by SEI in its sole discretion.

         3. On the purchase by you through us to cover a single transaction involving Shares of the Funds, the applicable offering price and dealer discount therefrom or commission, as applicable, which you will receive will be determined in accordance with the provisions of the Prospectus of the applicable Fund. In addition, certain of the Funds have adopted Distribution Plans pursuant to which we, on behalf of each such Fund, will pay a service fee to dealers in accordance with the provisions of such Funds' Distribution Plans. (The service fee is paid to you as additional consideration for all personal services and/or account maintenance services provided by you to shareholders of the applicable Fund.) The provisions and terms of these Funds' Distribution Plans are described in their respective Prospectuses, and you hereby agree that we have made no representations to you with respect to the Distribution Plans of such Funds in addition to, or conflicting with, the description set forth in their respective Prospectuses. No dealer discount or commission is applicable to Shares representing reinvested dividends and distributions. No interest will accrue on amounts represented by uncashed dealer discount, commission or service fee checks.

         You acknowledge and agree that you shall not be entitled to receive any such service fees unless: (i) you are the holder or dealer of record for accounts in the applicable Fund, or all Funds together, having an aggregate net asset value of at least the minimum amount established by us from time to time in accordance with the terms of the Funds' Distribution Plans or (ii) you satisfy each of the following conditions, as determined from time to time by us in our sole discretion: (a) you include all Funds on your product list and, as requested by us from time to time, one or more of the Funds on your "approved", "preferred" or other similar product list; provided, however, that the MFS Fixed Fund shall be included only on such product lists as are specifically directed to eligible qualified retirement plans described in the Description; (b) you grant reasonable requests from time to time for visits to your offices (including branch offices) by our sales and marketing representatives; (c) you provide satisfactory product, marketing and sales support, as requested by us from time to time; and (d) you assign one of your registered representatives to each Fund shareholder account on your records and reassign the Fund account should that representative leave your firm; provided, however, that you will not be paid any service fee in any event if the redemption levels of Fund shareholder accounts for which you are the holder or dealer of record are above normal as compared to other dealers, as determined by us from time to time in our sole discretion. In addition, you acknowledge and agree that (y) you shall not be paid any service fee with respect to a specific time period unless and until we are in receipt of the service fee from the Fund for such period and (z) our liability to you for the payment of any such service fee is limited solely to the amount of the applicable Fund's service fee received by us.

         4. You agree that all purchases of Shares or Units through us shall be made only to cover orders already received by you.

         5. All sales of the Shares to your customers shall be at the public offering price as established by the Prospectus and shall comply with all such multiple class pricing guidelines as we may from time to time furnish to you. All sales of the Units to your customers shall be at the Unit Value and upon the terms established by the Description.

         6. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding.

         7. If any Shares sold to you by us under the terms of this agreement are repurchased by the issuer or by us as agent for the issuer or are tendered for redemption within seven business days after the date of your original purchase, it is agreed that you shall forfeit your right to any discount or commission received by or allowed to you on such Shares hereunder.

         We will notify you of any such repurchase or redemption within ten days from the date on which a stock power or letter of instructions, if no certificate has been issued, or the certificate is delivered to us or to the issuer, and you shall forthwith refund to us the full discount or commission received by or allowed to you.

         8. Payment for Shares or Units ordered from us shall be in New York or Boston clearinghouse funds received by us by the later of: (i) the end of the third business day following your receipt of the customer's order to purchase such Shares or Units or (ii) the end of one business day following your receipt of the customer's payment for such Shares or Units, but in no event later than the end of the sixth business day following your receipt of the customer's order. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale, or, in the case of Shares, at our option, to sell the Shares ordered back to the issuer, in which case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid.

         9. You agree to provide all necessary information to comply properly with all federal, state and local reporting requirements and backup and nonresident alien withholding requirements for your customer accounts including, without limitation, those requirements that apply by treating Shares issued by the Funds as readily tradable instruments. You represent and agree that all Taxpayer Identification Numbers ("TINS") provided are certified, and that no account which requires a certified TIN will be established without such certified TIN. You agree to perform all federal, state and local tax reporting with respect to sales of Shares through the National Securities Clearing Corporation ("NSCC") Fund/Serv program, including without limitation redemptions and exchanges.

         10. In connection with purchases by you as principal of Shares of any of the Funds from others, you agree that you will pay to the seller a price which is not less than the net asset value next quoted by us as agent for the Fund. Nothing in this agreement shall prevent you from selling Shares for the account of a record owner to the issuer at the net asset value next quoted by us as agent for the issuer and charging your customer a fair commission for handling the transaction.

         11. Shares sold by us to you hereunder shall be available to you for delivery against payment at the office of our agent, MFS Service Center, Inc. ("MFSC"), 500 Boylston Street, Boston, Massachusetts 02116, unless other arrangements are made with us for delivery and payment.

         12. No person is authorized to make any representations concerning Shares except those contained in the Prospectus and in such printed information and information stored on computer diskettes (illustrating hypothetical investments in the Funds) as issued by us for use as information supplemental to the Prospectus. Supplemental information relating to hypothetical investments may be used only in one-on-one presentations. In purchasing Shares from us, you shall rely solely on the representations contained in the Prospectus and in the above-mentioned supplemental information. Qualification of Shares in the various states, including the filing of any state or further state notices respecting such Shares, and any printed information or information stored on computer diskettes which we furnish you other than the Prospectuses and periodic reports are our sole responsibility and not the responsibility of the respective Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects. No person is authorized to make any representations concerning the Units except those contained in the Description and in such printed information as issued by us for use as information supplemental to the Description. In offering Units for sale, you shall rely solely on the representations contained in the Description and in the above-mentioned supplemental information.

         13. Additional copies of any Prospectus or the Description and any printed information or information stored on computer diskettes issued supplementing the Prospectus or the Description will be supplied by us in reasonable quantities upon request; provided, however, that we reserve the right to charge a nominal fee, disclosed in advance, for computer diskettes.

         14. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares or Units entirely. Except as provided in paragraph 15, each party hereto has the right to cancel this agreement upon ten days' notice to the other party. We reserve the right to amend this agreement, or to assign this agreement to an affiliate, at any time and you agree that an order to purchase Shares of any one of the Funds or of the Units placed by you after notice of any such amendment or assignment has been sent to you shall constitute your agreement to any such amendment or assignment.

         15. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). You agree that you will not make available Shares of any Fund or the Units in any state or other jurisdiction in which we inform you that such Shares or Units may not be lawfully offered for sale. You agree (notwithstanding the provisions of paragraph 14 hereof) that this agreement shall automatically terminate without notice upon your: (a) filing of a petition in bankruptcy or a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, reorganization, insolvency or similar statute, law or regulation; or (b) seeking the appointment of any trustee, conservator, receiver, custodian or liquidator for you or for all or substantially all of your properties. Likewise, you agree (notwithstanding the provisions of paragraph 14 hereof) that: (w) if a proceeding is commenced against you seeking relief or an appointment of a type described in the immediately preceding two sentences; or (x) if a trustee, conservator, receiver, custodian or liquidator is appointed for you or for all or substantially all of your properties; or (y) if an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 shall have been filed against you; or (z) if you are a registered broker-dealer and (i) the Securities and Exchange Commission (the "SEC") shall revoke or suspend your registration as a broker-dealer, (ii) any national securities exchange or national securities association shall revoke or suspend your membership, or (iii) under any applicable net capital rule of the SEC or of any national securities exchange, your aggregate indebtedness shall exceed 1,000% of your net capital, this agreement shall automatically terminate. You agree that you will immediately advise us of any such proceeding, appointment, application, revocation, suspension or indebtedness level. You further agree that if you are a foreign dealer (a) you are registered under the Securities Exchange Act of 1934 and you agree that in making sales of Shares to purchasers within the United States you will conform to the Conduct Rules, including the Interpretation with Respect to Free-Riding and Withholding, of the NASD, or (b) if you are not so registered, you will make sales of Shares only outside of the jurisdiction of the United States to persons who are not citizens or residents of the United States. You also represent that you have complied, and will continue to comply, with any other state or federal registration requirements (and any other applicable securities, tax and other laws) related to the offer and sale of the Shares of any of the Funds or the offer for sale of the Units.

         16. You may send exchange requests to MFSC via facsimile, subject to the following requirements: (a) All exchange transactions must be received, and confirmed by a telephone call from you to MFSC, by 4:00 p.m. Boston time in order to receive the day's closing price. Transactions received after 4:00 p.m. will be processed the following business day. If the impact of processing exchange transactions received from all sources is deemed to be injurious to one of the Funds or the MFS Fixed Fund, we in our sole discretion may elect to delay the purchase side of the transaction for up to seven days. In such a circumstance, the exchange redemption would be made at the price or Unit Value in effect on the first day and the exchange purchase would use the price or Unit Value of a date not more than seven days later. This arrangement will be governed by and superseded by changes in the Prospectuses or the Description without terminating this arrangement. All exchange transactions involving the MFS Fixed Fund are subject to the terms of the Description. (b) All exchange transactions must be sent by facsimile machine to MFSC at (617) 954-6636 or
(617) 954-6637 and confirmed by telephone at (617) 954-4628. No other medium of delivery will be acceptable, except as provided by the Prospectuses or the Description. (c) You hereby warrant that each exchange transaction which you initiate will have been authorized by the shareholder or Unitholder prior to initiation, and that each such shareholder has received, read and understood the Prospectus for each Fund to be purchased. (d) We or MFSC may terminate your participation in the transactions contemplated by this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein, or, in any event, with 10 days' written notice. Such termination will not affect your responsibilities under paragraph 27 with respect to such transactions.

         17. We agree to accept orders, including wire orders, placed by you for the purchase of Shares for MFS (Prototype) Individual Retirement Account Plans ("IRA Plan"), subject to the following:

                (a) We will provide you with IRA Adoption Agreements and/or Applications ("IRA Agreements") solely for the purpose of allowing you to accept initial and subsequent contributions (other than trustee to trustee transfers) from any individual who has created an IRA Plan by execution of such IRA Agreement, invested in shares of a Fund and designated by the individual, provided that the IRA Plan investment is permitted under the terms of the Fund Prospectus.

                (b) You hereby represent and warrant to us, The First National Bank of Boston (the "Trustee") and each Fund that you are fully informed and knowledgeable as to the requirements imposed under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules, regulations and rulings adopted pursuant thereto, on and in respect to individual retirement accounts ("IRAs"), as defined under the Code. You further represent that for all IRA Plan orders placed hereunder, you:
         (a) will require receipt of a properly completed and signed IRA Agreement before placing such order; (b) will deliver to the participant the appropriate MFS IRA Trust and Disclosure Statement before placing such order; and (c) will ensure that the contribution from the participant is properly designated as to the year of contribution. Your placement of an order under this paragraph 17 shall serve as a warranty that such order complies with all such rules, regulations, rulings and procedures.

                (c) You shall promptly upon the receipt of any IRA Plan contribution from a participant, and only if in possession of an IRA Agreement signed by the participant, place an order with us through MFSC for shares of a Fund in accordance with the instructions of the participant. If the order placed by you represents a new account, you shall furnish us with an executed IRA Agreement promptly after the order is placed.

                (d) You understand that we, MFSC, the Trustee and the Funds shall not be responsible for monitoring orders placed by you with regard to compliance with Internal Revenue Service (the "IRS") and other rules and regulations, including, but not limited to, those related to over-contributions, eligibility, income restrictions, timeliness of contribution, or any other matters related to the status of any IRA Plan, nor for your compliance with procedures established by us or our agents with respect to such IRA orders.

                (e) We, for ourself and our agents, and the Trustee reserve the right, at each of our sole option, and without liability or obligation so to act, to cancel or re-register any trade or not to settle any trade which does not comply with the terms of this paragraph 17 or the procedures established by us or our agents. We will use reasonable efforts to notify you of such actions.

                (f) The remittance of the annual service fee cannot be combined with or made via a wire order purchase. Wire redemption requests will not be accepted. Any purchase hereunder must be made in accordance with the terms of the pertinent Prospectus.

                (g) We may terminate your participation in the transactions contemplated by this paragraph at any time if you fail to comply with any of the conditions set forth herein, or, in any event, with 10 days' written notice. Such termination will not affect your responsibilities under paragraph 27 with respect to such transactions.

         18. You may enter via a remote terminal, and we will accept, the following clerical changes and corrections relating to any account of your customers: dividend and/or capital gain distribution election as to cash or reinvestment; TINs; account executive's number and/or name; branch office city, state and related dealer branch number; and shareholder address changes, subject to the following: (a) You hereby represent and warrant to us, MFSC and the Fund(s) that each change made pursuant to this paragraph has been authorized by your customer prior to its initiation and that you have internal procedures in place to assure that the changes described herein are authorized only by appropriate persons. (b) This arrangement will be governed by and subject to rules and procedures established by us and MFSC for effecting such changes. (c) We or MFSC may terminate your participation in the transactions contemplated by this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, with 10 days' prior written notice. Such termination will not affect your responsibilities under paragraph 27 with respect to such transactions.

         19. You may settle redemptions of shares of the Funds held in individual accounts of your customers or in accounts registered in your name, via NSCC Fund/Serv and without a guaranteed endorsement on the certificates representing such shares, or, if no certificates for such shares have been issued, without a guaranteed endorsement, and we agree to allow such redemptions subject to the following: (a) The wire order redemption request is placed through NSCC Fund/Serv. (b) In the case of certificated shares, the appropriate certificate(s) are received as settlement and the reverse of such certificate(s) is not completed or signed in a manner deemed inconsistent by MFSC in its sole judgment. (c) You hereby warrant to us, MFSC and the Fund(s) that each redemption has been authorized by your customer prior to initiation and that you have internal procedures in place to assure that the instructions described herein are authorized only by appropriate persons. (d) This arrangement will be governed by and subject to rules and procedures established by us and MFSC for effecting such transactions. (e) We or MFSC may terminate your participation in the transactions described in this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, with 24 hours' notice. Such termination shall not affect your responsibilities under paragraph 27 with respect to such transactions.

         20. Should we agree to participate with you in the NSCC program known as "Networking" in one or more of its "Matrix Levels," which agreement will be evidenced by the execution by us and you of an agreement, we thereby agree to accept from you electronically through MFSC and through Networking channels and Fund/Serv without supporting documentation from shareholders in the Funds for whom you are the dealer of record or with respect to which you are the clearing broker to the dealer of record ("originating firm") which is in turn a party to a Dealer or Mutual Fund Agreement with us (your "client"), the instructions, communication and actions specified in such agreement, subject to and in reliance upon the following requirements and representations.

         A. Requirements. 1. You will provide all necessary, requested, updating and reconciling information to ensure the accuracy of records and to enable MFSC to create and maintain an accurate cross-reference file between client records and the Fund account records that shall remain the official records of all Fund shareholder accounts. You agree that MFSC will not be responsible for changes to the file until a reasonable time after receipt thereof. 2. You will provide in a timely fashion all necessary and relevant information regarding adverse claims, governmental and legal inquiries and correspondence to us, MFSC, the Fund or its adviser, as appropriate, in connection with its handling of and responding to such notices, inquiries, correspondence and claims, which may include its or their placing restrictions on the redemption, transfer or exchange of Shares and disclosing that you control accounts pursuant to this paragraph. 3. You will, on behalf of each Fund, report to your clients, all information which is required to be reported by the Fund on Shareholder confirmations or otherwise under any applicable statute, rule or regulation or under the terms of the Prospectus, or which is provided by us, MFSC, the Fund or the Fund's adviser to you and other shareholders of the Fund and such information shall be complete, accurate and timely. 4. You will ensure that cash distributions are accurately paid to your client at the time specified by the Fund, and, as among the Funds, MFSC, you and us, you shall be solely responsible for any liabilities arising from payments reported by clients as lost, stolen or forged.

         B. Representations and Warranties. You represent and warrant to, and agree with us, MFSC and the Funds that: you have and will continue to have the necessary facilities, equipment and personnel to allow you to perform, and that you will so perform, all duties, functions, procedures or responsibilities described herein and in the Networking agreement between you and us, each as from time to time in effect, in a businesslike and competent manner, in conformance with all applicable laws, rules and regulations (including without limitation, all rules and requirements of the IRS and the Code, with respect to tax reporting; with Rule 10b-10 under the Securities Exchange Act of 1934, with respect to confirmation statements; and with all rules applicable to registered transfer agents, with respect to duties generally hereunder), with the Prospectuses and with all applicable rules and procedures of the NSCC and NASD Regulation, Inc.; you or the originating firm has the prior sufficient consent of each client whose account is to be placed in or transferred to a Networking account, having first informed each such client in writing of all material facts relating to such arrangement; all your instructions, communications and actions regarding Networked accounts, including all transfers, will be rightful, will have been duly and sufficiently authorized by your client, will be accurate and complete and will be in the appropriate NSCC/DST Systems, Inc. format; if you are acting as a clearing broker, you have obtained the prior written consent of each originating firm to your entering into, and to all the terms of, this paragraph and the Networking agreement and that all actions taken hereunder will have been approved in advance by the applicable originating firm; the taking of any action as to which MFSC normally requires a signature guarantee shall be deemed to constitute your guarantee in proper order of your client's signature; you will obtain and maintain, and upon request provide to MFSC, for each Networking account all forms, applications, waivers, exemptions, certifications or other documents or information required by applicable laws, rules or regulations including, without limitation, state and federal securities and tax laws, rules and regulations; you do not act as our agent under this paragraph; and you have and will maintain adequate insurance coverage as is appropriate for your duties and obligations hereunder, and will, upon request, provide us or MFSC with a certificate of insurance evidencing your compliance.

         Nothing herein shall prohibit us, any Fund, the advisers of the Funds or MFSC from mailing or otherwise distributing to Shareholders any material concerning the Funds or other funds or services now or hereafter offered by any of us. We may terminate your participation in the transactions contemplated by this paragraph and the Networking agreement at any time if you fail to comply with any of the conditions set forth herein or, with respect to accounts of an originating firm, the termination of our Dealer or Mutual Fund Agreement with such firm, or in any event, or with respect to any accounts, with 30 days' prior written notice. Such termination will not affect your responsibilities under paragraph 27 with respect to such transactions.

         21. You may purchase shares of the Funds for sale to your clients (including without limitation Bank Trust Department clients) in a fee-based program made available by you to your clients (the "Fee-Based Program"), and afford your fee-based clients the opportunity to purchase such shares at net asset value, subject to the following terms and conditions:

         A. You must first notify us of your desire to include the Funds in the Fee-Based Program and to institute the necessary operational procedures and requirements as established by us from time to time.

         B. You may, in connection with the Fee-Based Program, sell shares of any Funds made available by us, from time to time, at net asset value to your bona fide clients participating in the Fee-Based Program. You will receive no discount, commission or other concession with respect to any such sale, but will be entitled to receive any service fees otherwise payable with respect thereto to the extent provided from time to time in the applicable Funds' Prospectuses and in this Agreement.

         C. For any Fee-Based Program customer eligible to purchase Fund shares at net asset value, you shall charge an annual fee to such customer of not more than 2.50% of such customer's average net assets included in the Fee-Based Program, nor less than 0.50% of such assets. You shall send to us upon request from time to time the then-current standard fee schedule for the Fee-Based Program. Brochures, written materials or advertising relating to the Fee-Based Program may refer to the Funds as available at net asset value if the fees and expenses of the Fee-Based Program are given at least equal prominence.

         D. You will (i) provide us with continuous reasonable access to your offices, representatives and mutual fund and Fee-Based Program sales support personnel, to meetings, including national and regional sales conferences and training programs, of your representatives and sales personnel, and include our representatives on your internal sales lines and conference calls on a regular basis, (ii) include descriptions of all Funds offered through the Fee-Based Program in internal sales materials and electronic information displays used in conjunction with the Fee-Based Program, (iii) use reasonable efforts to motivate your representatives to recommend suitable Funds for clients of the Fee-Based Program, (iv) provide us with sales information in reasonable Fund-by-Fund detail, including identification of offices and representatives that account for the most significant sales of shares of the Funds through the Fee-Based Program, and (v) include the Funds on any approved, preferred or other similar list of mutual fund products offered through the Fee-Based Program.

         E. You may maintain with the Funds' shareholder servicing agent either
(I) one or more omnibus accounts solely for the clients of your Fee-Based Program or (ii) separate accounts for each client of your Fee-Based Program. If one or more omnibus accounts are maintained, you shall, among other things, be responsible for forwarding proxies, annual and semi-annual reports and other materials to each beneficial owner in a timely manner.

         F. We are not endorsing, recommending or otherwise involved in providing any investment product of yours, including but not limited to the Fee-Based Program. We are merely affording you the opportunity to use shares of the Funds as an investment medium for the Fee-Based Program. You acknowledge and agree that you are solely responsible for the Fee-Based Program, and you hereby authorize and instruct us, the Funds and our respective affiliates to accept, rely upon and carry out instructions received from you or your affiliates with respect to any purchase, redemption (including any redemption to pay fees), exchange, account maintenance, request for information, or other matter concerning any accounts maintained by you in connection with the Fee-Based Program. You represent and warrant that all such instructions will be rightful and will have been duly and sufficiently authorized by your clients.

         22. Units of the MFS Fixed Fund may be offered for sale by you only to retirement plans which have been determined by the IRS to be qualified for tax exemption under sections 401 and 501 of the Code, to governmental plans within the meaning of section 414(d) of the Code or to financial institutions which are acting as trustee, custodian or agent for any such plan, excluding, however, certain retirement plans which cover individuals some or all of whom are self-employed, as further described in the Description (such eligible investors are collectively referred to as "Qualified Investors"). With respect to Units offered for sale by you to Qualified Investors, we will pay to you a periodic distribution fee as described in the Description. No dealer discount or commission is applicable to sales of the Units. All offers and sales of the Units shall be subject to the terms of the Description. You agree that we have made no representation to you with respect to the Units or the MFS Fixed Fund in addition to, or conflicting with, the description set forth in the Description. We may terminate your ability to purchase and sell the Units at any time if we believe or have reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, upon 10 days' prior written notice. Such termination will not affect your responsibilities under paragraph 27 with respect to any transactions affecting the Units.

         23. We and you agree that all disputes between us of whatever subject matter, whether existing on the date hereof or arising hereafter, shall be submitted to arbitration in accordance with the Code of Arbitration Procedure of the NASD, or similar rules or code, in effect at the time of the submission of any such dispute.

         24. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed, telegraphed or sent by facsimile machine to you at the address specified by you below. This agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

         25. This agreement shall become effective upon receipt by us of your acceptance hereof and supersedes any prior agreement between us with respect to the sale of Shares of any of the Funds or the Units or any other subject covered by this agreement.

         26. You appoint MFSC, the transfer agent for each Fund, as your agent to execute the purchase transactions of Shares of such Fund in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, except as modified in writing by the transfer agent, and you represent and guarantee to us, the Fund and the MFS Fixed Fund the legal capacity of your customers purchasing such Shares or Units (including the satisfaction of the eligibility requirements in the Description) and any other person in whose name the Shares or Units are to be registered.

         27. You agree that you shall indemnify and hold harmless us, MFSC, the Funds, the MFS Fixed Fund and our and their affiliates, SEI (individually and as trustee of the MFS Fixed Fund), Dwight Asset Management Company ("Dwight") (individually and as investment adviser to the MFS Fixed Fund), and our and their affiliates, officers, trustees, directors, employees, shareholders and agents (collectively, the "Indemnitees") from and against any claims, losses, costs or liabilities, including attorneys' fees, that may be assessed against, or suffered or incurred by any of them, howsoever they arise, and as they are incurred, which relate in any way to: (1) any use of supplemental hypothetical information provided on computer diskettes other than in one-on-one presentations or any misuse of or alteration to any supplemental information; provided, however, that the addition of the name of a customer or other identifying or variable information expressly authorized by us within such supplemental information which calls for the addition of such information is expressly permitted; (2) any transactions or other activity processed through NSCC programs, including: the automated mutual fund order entry, settlement and registration verification system known as Fund/Serv; if an agreement has been signed by you and us so to permit, the program known as Networking; and the redemption of shares pursuant to paragraph 19; (3) any exchange requests initiated by you via facsimile; (4) any contribution accepted or order placed by you pursuant to paragraph 17 hereof, including, but not limited to, any claims, losses or liabilities relating to the loss of favorable tax status of an IRA Plan or contribution, any IRA revocation by an individual in connection with an IRA Plan, and any failed trades for IRA Plans hereunder, or any contribution accepted in violation of the terms of paragraph 17 hereof (the indemnification provided under this subparagraph (4) will extend to the Trustee as well as the parties listed above); (5) any account established by your firm, or for which your firm is broker-dealer of record, with a "transfer on death," "payable on death" or other similar registration; (6) improper compliance with federal, state or local reporting requirements or backup or nonresident alien withholding requirements, including losses resulting from omitted, incorrect or uncertified TINS or the failure to provide an accurate tax residence status; (7) any account changes made pursuant to paragraph 18 thereof; (8) the Fee-Based Program, including without limitation any brochures, written materials or advertising in any form that refers to the Funds or the Fee-Based Program, and any Indemnitee's acceptance, reliance upon or carrying out of instructions received from you or your affiliates in connection with the Fee-Based Program; and (9) any breach of your representations or warranties, or failure to comply with your obligations, set forth in this agreement, in any event whether such action, failure, error, omission, misconduct, or breach is committed by you or by your employee, agent or clearing broker, whether or not acting within the scope of his employment, agency or authority (the indemnification provided under this subparagraph (9) will extend to the Trustee as well as the parties listed above).

         You agree to notify us within a reasonable time of any claim against you or any person who controls you within the meaning of Section 15 of the Securities Act of 1933 with respect to securities offered hereunder.

         Nothing in this paragraph 27 shall be deemed to preclude the Indemnitees and the Trustee (with respect to subparagraph (4) or (9) above) from seeking monetary damages and/or injunctive relief in connection with such claims, losses and liabilities. This paragraph 27 will survive termination of this agreement or any provision hereof.

                                               MFS FUND DISTRIBUTORS, INC.

Dated:                                         By: ----------------------------
                                                   WILLIAM W. SCOTT, JR.,
                                                   President


The undersigned hereby accepts the offer set forth in the above letter


Firm: ------------------------                 Address: -----------------------

By: --------------------------                 --------------------------------
    Authorized Representative

                           MFS FUND DISTRIBUTORS, INC.
               500 BOYLSTON STREET o BOSTON o MASSACHUSETTS 02116
                                 617 o 954-5000

                              MUTUAL FUND AGREEMENT
            (for use by Banks or their affiliated NASD member firms)

         1. MFS Fund Distributors, Inc., or its successors or assigns, offers to make available to your customers shares of each of the funds from time to time in the MFS Family of Funds (collectively, the "Funds"), for which MFS Fund Distributors, Inc. is the distributor and from which MFS Fund Distributors, Inc. has the exclusive right to distribute shares (the "Shares"). Shares are offered pursuant to the then current prospectus, including any supplements or amendments thereto, of each of the Funds (the "Prospectus"). To the extent that a Prospectus contains provisions that are inconsistent with the terms of this Agreement the terms of the Prospectus shall be controlling. In addition, MFS Fund Distributors, Inc. is the distributor of the units of participation (the "Units") of the MFS Fixed Fund, a bank collective investment fund (the "MFS Fixed Fund"). The Units are offered pursuant to the then-current Description of the MFS Fixed Fund, including any supplements or amendments thereto (the "Description"). All offers for sale of the Units shall be subject to the terms of, and effected in accordance with, the terms of the Description. To the extent that the Description contains provisions that are inconsistent with the terms of this Agreement, the terms of the Description shall be controlling. MFS Fund Distributors, Inc. offers to make the Units available to your customers. In all transactions covered by this Agreement you shall act only as agent for your customers and in no transaction shall you have authority to act as agent for any Fund, the MFS Fixed Fund, MFS Fund Distributors, Inc., or any representative agent thereof.

         2. Orders to purchase Shares received from you will be accepted by us only at the public offering price applicable to each order, as established by the Prospectus. Orders to purchase Units received from you will be received by us and accepted by SEI Trust Company ("SEI"), as trustee of the MFS Fixed Fund, only at the Unit Value applicable to each order, and upon the terms established by the Description. Upon receipt from you of any order to purchase Shares we will send a written confirmation of such trade (indicating that the trade was on a fully disclosed basis and accompanied by an appropriate Prospectus in the case of any initial purchase of Shares) to your customer. All orders are subject to acceptance or rejection at our Boston office in our sole discretion, and, in the case of the Units, by SEI in its sole discretion, and all orders for Shares which are accepted by us will be deemed to have been consummated in our Boston office. We will not accept from you any conditional orders for Shares or Units. It is agreed and understood that, whether Shares or Units are registered in the purchaser's name, in your name or in the name of your nominee (in the case of Shares), the customer will have full beneficial ownership of the Shares or Units, as applicable.

         3. On the purchase by you through us to cover a single transaction involving Shares of the Funds, the applicable offering price and agency commission therefrom which you will receive will be determined in accordance with the terms of the Prospectus of the applicable Fund. In addition, certain of the Funds have adopted Distribution Plans pursuant to which we, on behalf of each such Fund, will pay a service fee to dealers in accordance with the provisions of such Funds' Distribution Plans. (The service fee is paid to you as additional consideration for all personal services and/or account maintenance services provided by you to shareholders of me applicable Fund.) The provisions and terms of these Funds' Distribution Plans are described in their respective Prospectuses, and you hereby agree that we have made no representations to you with respect to the Distribution Plans of such Funds in addition to, or conflicting with, the description set forth in their respective Prospectuses. No dealer discount or commission is applicable to Shares representing reinvested dividends and distributions. No interest will accrue on amounts represented by uncashed agency commission or service fee checks.

         You acknowledge and agree that you shall not be entitled to receive any such service fees unless: (i) you are the holder or dealer of record for accounts in the applicable Fund, or all Funds together, having an aggregate net asset value of at least the minimum amount established by us from time to time in accordance with the terms of the Funds' Distribution Plans or (ii) you satisfy each of the following conditions, as determined from time to time by us in our sole discretion: (a) you include all Funds on your product list and, as requested by us from time to time, one or more of the Funds on your "approved", "preferred" or other similar product lists; provided, however, that the MFS Fixed Fund shall be included only on such product lists as are specifically directed to eligible qualified retirement plans described in the Description;
(b) you grant reasonable requests from time to time for visits to your offices (including branch offices) by our sales and marketing representatives; (c) you provide satisfactory product, marketing and sales support, as requested by us from time to time; and (d) you assign one of your registered representatives to each Fund shareholder account on your records and reassign the Fund account should that representative leave your firm; provided; however, that you will not be paid any service fee in any event if the redemption levels of Fund shareholder accounts for which you are the holder or dealer of record are above normal as compared to other dealers, as determined by us from time to time in our sole discretion. In addition, you acknowledge and agree that (y) you shall not be paid any service fee with respect to a specific time period unless and until we are in receipt of the service fee from the Fund for such period and (z) our liability to you for the payment of any such service fee is limited solely to the amount of the applicable Fund's service fee received by us.

         4. By accepting this Agreement, you agree:

                (a) That you will order Shares of the Funds or Units for your customers only through us.

                (b) That you will order Shares of the Funds or Units for your customers through us only to cover purchase orders already received from your customers.

                (c) That you will not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, and you will place orders for purchases and redemptions promptly upon receipt from your customers.

                (d) That you shall comply with all such multiple class pricing guidelines as we may from time to time furnish to you.

         5. Payment for Shares or Units ordered by you shall be in New York or Boston clearing house funds and must be received by us by the later of (i) the end of the third business day following your receipt of the customer's order to purchase such Shares or Units or (ii) the end of one business day following receipt of the customer's payment for such Shares or Units, but in no event later than the end of the sixth business day following your receipt of the customer's order. If such payment is not received by us, we reserve me right, without notice, forthwith to cancel the sale or, in the case of Shares, at our option, to sell the Shares ordered back to the issuer, in which case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid.

         6. You agree to provide all necessary information to comply properly with all federal, state and local reporting requirements and backup and nonresident alien withholding requirements for your customer accounts including without limitation, those requirements that apply by treating Shares issued by the Funds as readily tradable instruments. You represent and agree that all Taxpayer Identification Numbers ("TINS") provided are certified, and that no account which requires a certified TIN will be established without such certified TIN. You agree to perform all federal, state and local tax reporting with respect to sales of Shares through the National Securities Clearing Corporation ("NSCC") Fund/Serv program, including without limitation redemptions and exchanges.

         7. Shares sold through you hereunder shall be available to you for delivery against payment at the office of our agent, MFS Service Center, Inc. ("MFSC"), 500 Boylston Street, Boston, Massachusetts 021 16, unless other arrangements are made with us for delivery and payment.

         8. If any Shares confirmed to you and your customer under the terms of this Agreement are repurchased by the issuing Fund, or are tendered to a Fund for redemption or repurchase, within seven (7) business days after the date of your original purchase, you shall forthwith refund to us the full agency commission paid or allowed to you on such Shares. We will notify you of any such repurchase or redemption within ten days from the date on which a stock power or letter of instruction, if no certificate has been issued, or the certificate is delivered to us or to the issuer, and you shall forthwith refund to us the full agency commission received by or allowed to you.

         9. No person is authorized to make any representations concerning Shares of any Fund except those contained in the Prospectus of such Fund and in printed information and information stored on computer diskettes (illustrating hypothetical investments in the Funds) as issued by us for use as information supplemental to the Prospectus. Supplemental information relating to hypothetical investments may be used only in one-on-one presentations. In purchasing Shares from us, you shall rely solely on the representations contained in the Prospectus and in the above-mentioned supplemental information. We will furnish additional copies of each Fund's Prospectus and sales literature and other information issued by it, in reasonable quantities upon request, provided, however, that we reserve the right to charge a nominal fee, disclosed in advance, for computer diskettes. If you are exempt from registration under the Securities Exchange Act of 1934 and you wish to use your own advertising with respect to the Funds, all such advertising must be submitted to us for review and approval prior to use, we shall file Fund advertising material with the National Association of Securities Dealers, Inc. (the "NASD") and the Securities and Exchange Commission (the "SEC") as required; you will, however, be responsible for any required filing of such material with other regulatory authorities. Qualifications of Shares in the various states, including the filing of any state or further state notices respecting such Shares, and any printed information or information stored on computer diskettes which we furnish you other than the Prospectuses and periodic reports are our sole responsibility and not me responsibility of me respecting Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects. No person is authorized to make any representations concerning the Units except those contained in the Description and in such printed information as issued by us for use as information supplemental to the Description. In offering Units for sale, you shall rely solely on the representations contained in the Description and in the above-mentioned supplemental information. We will furnish additional copies of the Description and sales literature, in reasonable quantities upon request.

         10. We reserve the right, in our discretion, without notice, to suspend sales or withdraw the offering of Shares or Units entirely. Except as provided in paragraph 11, each party hereto has the right to cancel this Agreement upon ten days' notice to the other party. We reserve the right to amend this Agreement, or to assign this Agreement to an affiliate, at any time and you agree that an order to purchase Shares of any one of the Funds or of the Units placed by you after notice of any such amendment or assignment has been sent to you shall constitute your agreement to any such amendment or assignment. This Agreement shall supersede any prior Agreement between us regarding the Shares, the Units or any other subject covered by this Agreement.

         11. Your acceptance of this Agreement constitutes a representation (i) that you are a securities broker/dealer registered with the SEC and a member in good standing of the NASD, and you agree to comply with the Conduct Rules of the NASD or that you are exempt from registration under the Securities Exchange Act of 1934; (ii) that you will maintain adequate records with respect to your customers; (iii) that such transactions are without recourse against you by your customers; and (iv) that you have been duly authorized to enter into this Agreement and perform your obligations hereunder. You likewise agree that you will not make available Shares of any Fund or the Units in any state or other jurisdiction in which we inform you such Shares or Units may not lawfully be offered for sale. You also representthat you have complied, and will continue to comply, with any other state or federal registration requirements (and any other applicable securities, tax and other laws) related to the offer and sale of the Shares of any of the Funds or the offer for sale of the Units. You agree (notwithstanding the provisions of paragraph 10 hereof) that this Agreement shall automatically terminate without notice upon your: (a) filing of a petition in bankruptcy or a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, reorganization, insolvency or similar statute, law or regulation; or (b) seeking the appointment of any trustee, conservator, receiver, custodian or liquidator for you or for all or substantially all of your properties. Likewise, you agree (notwithstanding the provisions of paragraph 10 hereof) that: (w) if a proceeding is commenced against you seeking relief or an appointment of a type described in the immediately preceding two sentences; or (x) if a trustee, conservator, receiver, custodian or liquidator is appointed for you or for all or substantially all of your properties; or (y) if an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 shall have been filed against you; or (z) if you are a registered broker-dealer and (i) me SEC shall revoke or suspend your registration as a broker-dealer, (ii) any national securities exchange or national securities association shall revoke or suspend your membership, or
(iii) under any applicable net capital rule of the SEC or of any national securities exchange, your aggregate indebtedness shall exceed 1,000% of your net capital, this Agreement shall automatically terminate. You further agree that you will immediately advise us of any such proceeding, appointment, application, revocation, suspension or indebtedness level.

         12. You may send exchange requests to MFSC via facsimile, subject to the following requirements: (a) All exchange transactions must be received, and confirmed by a telephone call from you to MFSC, by 4:00 p.m. Boston time in order to receive the day's closing price. Transactions received after 4:00 p.m. will be processed the following business day. If the impact of processing exchange transactions received from all sources is deemed to be injurious to one of the Funds or the MFS Fixed Fund we in our sole discretion may elect to delay the purchase side of-the transaction for up to seven days. In such a circumstance, the exchange redemption would be made at the price or Unit Value in effect on the first day and the exchange purchase would use the price or Unit Value of a date not more than seven days later. This arrangement will be governed by and superseded by changes in me Prospectuses or the Description without terminating this arrangement. All exchange transactions involving the MFS Fixed Fund are subject to the terms of the Description. (b) Ail exchange transactions must be sent by facsimile machine to MFSC at (617) 954-6636 or
(617) 954-6637 and confirmed by telephone at (617) 954-4628. No other medium of delivery will be acceptable, except as provided by the Prospectuses or the Description. (c) You hereby warrant that each exchange transaction which you initiate will have been authorized by the shareholder or Unitholder prior to initiation, and that each such shareholder has received, read and understood the Prospectus for each Fund to be purchased. (d) We may terminate your participation in the transactions contemplated by this paragraph at any time if you fail to comply with any of the conditions set forth herein, or, in any event, with 10 days' written notice. Such termination will not affect your responsibilities under paragraph 24 with respect to such transactions.

         13. We agree to accept orders including wire orders placed by you for the purchase of Shares for MFS (Prototype) Individual Retirement Account Plans ("IRA Plan"), subject to the following:

                (a) We will provide you with IRA Adoption Agreements and Applications ("IRA Agreements") solely for the purpose of allowing you to accept initial and subsequent contributions (other than trustee to trustee transfers) from any individual who has created an IRA Plan by execution of such IRA Agreement, invested in shares of a Fund and designated by the individual, provided that the IRA Plan investment is permitted under the terms of the Fund Prospectus.

                (b) You hereby represent and warrant to us, The First National Bank of Boston (the "Trustee") and each Fund that you are fully informed and knowledgeable as to the requirements imposed under the Internal Revenue Code of 1986, as amended (the "Code") and the rules, regulations and rulings adopted pursuant thereto, on and in respect to individual retirement accounts, as defined under the Code. You further represent that for all IRA Plan orders placed hereunder, you will require: (a) receipt of a properly completed and signed IRA Agreement before placing such order; (b) that the participant has received the appropriate MFS IRA Trust and Disclosure Statement; and (c) that the contribution from the participant is properly designated as to the year of contribution. Your placement of an order under this paragraph 13 shall serve as a warranty that such order complies with all such rules, regulations, rulings and procedures.

                (c) You shall promptly upon the receipt of any IRA Plan contribution from a participant, and only if in possession of an IRA Agreement signed by the participant, place an order with us through MFSC for shares of a Fund in accordance with the instructions of the participant. If the order placed by you represents a new account, you shall furnish us with an executed IRA Agreement promptly after the order is placed.

                (d) You understand that we, MFSC, the Trustee and the Funds shall not be responsible for monitoring orders placed by you with regard to compliance with Internal Revenue Service (the "IRS") and other rules and regulations, including, but not limited to, those related to over-contributions, eligibility, income restrictions, timeliness of contribution, or any other matters related to the status of any IRA Plan, nor for your compliance with procedures established by us or our agents with respect to such IRA orders.

                (e) We, for ourself and our agents, and the Trustee reserve the right, at each of our sole option, and without liability or obligation so to act, to cancel or re-register any trade or not to settle any trade which does not comply with the terms of this paragraph 13 or the procedures established by us or our agents. We will use reasonable efforts to notify you of such actions.

                (f) The remittance of the annual service fee cannot be combined with or made via a wire order purchase. Wire redemption requests will not be accepted. Any purchase hereunder must be made in accordance with the terms of the pertinent Prospectus.

                (g) We may terminate your participation in the transactions contemplated by this paragraph at any time if you fail to comply with any of the conditions set forth herein, or, in any event, with 10 days' written notice. Such termination will not affect your responsibilities under paragraph 24 with respect to such transactions.

         14. You may enter via a remote terminal, and we will accept, the following clerical changes and corrections relating to any account of your customers: dividend and/or capital gain distribution election as to cash or reinvestment, TINS; account executive's number and/or name; branch office city, state and related dealer branch number, and shareholder address changes, subject to the following: (a) You hereby represent and warrant to us, MFSC and the Fund(s) that each change made pursuant to this paragraph has been authorized by your customer prior to its initiation and that you have internal procedures in place to assure mat the changes described herein are authorized only by appropriate persons. (b) This arrangement will be governed by and subject to rules and procedures established by us and MFSC for effecting such changes. (c) We or MFSC may terminate your participation in the transactions contemplated by this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, with 10 days' prior written notice. Such termination will not affect your responsibilities under paragraph 24 with respect to such transactions.

         15. You may settle redemptions of shares of the Funds held in individual accounts of your customers or in accounts registered in your name, via NSCC Fund/Serv and without a guaranteed endorsement on the certificates representing such shares, or, if no certificates for such shares have been issued, without a guaranteed endorsement, and we agree to allow such redemptions subject to the following: (a) The wire order redemption request is placed through NSCC Fund/Serv. (b) In the case of certificated shares, the appropriate certificate(s) are received as settlement and the reverse of such certificate(s) is not completed or signed in a manner deemed inconsistent by MFSC in its sole judgment. (c) You hereby warrant to us, MFSC and the Fund(s) that each redemption has been authorized by your customer prior to initiation and that you have internal procedures in place to assure that the instructions described herein are authorized only by appropriate persons. (d) This arrangement will be governed by and subject to ruses and procedures established by us and MFSC for effecting such transactions. (e) We or MFSC may terminate your participation in the transactions described in this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, with 24 hours notice. Such termination shall not affect your responsibilities under paragraph 24 with respect to such transactions.

         16. Should we agree to participate with you in the NSCC program known as "Networking" in one or more of its "Matrix Levels," which agreement will be evidenced by the execution by us and you of an agreement, we thereby agree to accept from you electronically through MFSC and through Networking channels and Fund/Serv without supporting documentation from shareholders in the Funds for whom you are the dealer of record or with respect to which you are the clearing broker to the dealer of record ("originating firm") which is in turn a party to a Dealer or Mutual Fund Agreement with us (your "client"), the instructions communication and actions specified in such agreement, subject to and in reliance upon the following requirements and representations.

         A. Requirements. 1. You will provide all necessary, requested, updating and reconciling information to ensure the accuracy of records and to enable MFSC to create and maintain an accurate cross-reference file between client records and the Fund account records that shall remain the official records of all Fund shareholder accounts. You agree that MFSC will not be responsible for changes to the file until a reasonable time after receipt thereof. 2. You will provide in a timely fashion all necessary and relevant information regarding adverse claims, governmental and legal inquiries and correspondence to us, MFSC, the Fund or its adviser, as appropriate, in connection with its handling of and responding to such notices, inquiries, correspondence and claims, which may include its or their placing restrictions on the redemption, transfer or exchange of Shares and disclosing that you control accounts pursuant to this paragraph. 3. You will, on behalf of each Fund, report to your clients all information which is required to be-reported by the Fund on Shareholder confirmations or otherwise under any applicable statute, rule or regulation or under the terms of the Prospectus, or which is provided by us, MFSC, the Fund or the Fund's adviser to you and other shareholders of the Fund and such information shall be complete, accurate and timely. 4. You will ensure that cash distributions are accurately paid to your client at the time specified by the Fund, and, as among the Funds, MFSC, you and us you shall be solely responsible for any liabilities arising from payments reported by clients as lost, stolen or forged.

         B. Representations and Warranties. You represent and warrant to, and agree with us, MFSC and the Funds that: you have and will continue to have the necessary facilities, equipment and personnel to allow you to perform, and that you will so perform all duties, functions, procedures or responsibilities described herein and in the Networking agreement between you and us, each as from time to time in effect, in a businesslike and competent manner, in conformance with all applicable laws, rules and regulations (including without limitation, all rules and requirements of the IRS and the Code, with respect to tax reporting; with Rule 10b-10 under the Securities Exchange Act of 1934, with respect to confirmation statements; and with all rules applicable to registered transfer agents, with respect to duties generally hereunder), with the Prospectuses and with all applicable rules and procedures of the NSCC and NASD Regulation, Inc.; you or the originating firm has the prior sufficient consent of each client whose account is to be placed in or transferred to a Networking account, having first informed each such client in writing of all material facts relating to such arrangement; all your instructions, communications and actions regarding Networked accounts, including all transfers, will be rightful, will have been duly and sufficiently authorized by your client, will be accurate and complete and will be in the appropriate NSCC/DST Systems, Inc. format; if you are acting as a clearing broker, you have obtained the prior written consent of each originating firm to your entering into, and to all the terms of, this paragraph and the Networking agreement and that all actions taken hereunder will have been approved in advance by the applicable originating firm; the taking of any action as to which MFSC normally requires a signature guarantee shall be deemed to constitute your guarantee in proper order of your client's signature; you will obtain and maintain, and upon request provide to MFSC, for each Networking account all forms, applications, waivers, exemptions, certifications or other documents or information required by applicable laws, rules or regulations including, without limitation, state and federal securities and tax laws, rules and regulations; you do not act as our agent under this paragraph; and you have and will maintain adequate insurance coverage as is appropriate for your duties and obligations hereunder, and will, upon request, provide us or MFSC with a certificate of insurance evidencing your compliance.

         Nothing herein shall prohibit us, any Fund, the advisers of the Funds or MFSC from mailing or otherwise distributing to Shareholders any material concerning the Funds or other funds or services now or hereafter offered by any of us. We may terminate your participation in the transactions contemplated by this paragraph and the Networking agreement at any time if you fail to comply with any of the conditions set forth herein or, with respect to accounts of an originating firm, the termination of our Dealer or Mutual Fund Agreement with such firm, or in any event, or with respect to any accounts, with 30 days' prior written notice. Such termination will not affect your responsibilities under paragraph 24 with respect to such transactions.

         17. You may purchase shares of the Funds for sale to your clients (including without limitation Bank Trust Department clients) in a fee-based program made available by you to your clients (the "Fee-Based Program"), and afford your fee-based clients the opportunity to purchase such shares at net asset value, subject to the following terms and conditions:

         A. You must first notify us of your desire to include the Funds in the Fee-Based Program and to institute the necessary operational procedures and requirements as established by us from time to time.

         B. You may in connection with the Fee-Based Program, sell shares of any Funds made available by us, from time to time, at net asset value to your bona fide clients participating in the Fee-Based Program. You will receive no discount, commission or other concession with respect to any such sale, but will be entitled to receive any service fees otherwise payable with respect thereto to the extent provided from time to time in the applicable Funds' Prospectuses and in this Agreement.

         C. For any Fee-Based Program customer eligible to purchase Fund shares at net asset value, you shall charge an annual fee to such customer of not more than 2.50% of such customer's average net assets included in the Fee-Based Program, nor less than 0.50% of such assets. You shall send to us upon request from time to time the then-current standard fee schedule for the Fee-Based Program. Brochures, written materials or advertising relating to the Fee-Based Program may refer to the Funds as available at net asset value if the fees and expenses of the Fee-Based Program are given at least equal prominence.

         D. You will (i) provide us with continuous reasonable access to your offices, representatives and mutual fund and Fee-Based Program sales support personnel, to meetings, including national and regional sales conferences and training programs, of your representatives and sales personnel, and include our representatives on your internal sales lines and conference calls on a regular basis, (ii) include descriptions of all Funds offered through the Fee-Based Program in internal sales materials and electronic information displays used in conjunction with the Fee-Based Program, (iii) use reasonable efforts to motivate your representatives to recommend suitable Funds for clients of the Fee-Based Program, (iv) provide us with sales information in reasonable Fund-by-Fund detail, including identification of offices and representatives that account for the most significant sales of shares of the Funds through the Fee-Based Program, and (v) include the Funds on any approved, preferred or other similar list of mutual fund products offered through the Fee-Based Program.

         E. You may maintain with the Funds' shareholder servicing agent either
(i) one or more omnibus accounts solely for the clients of your Fee-Based Program or (ii) separate accounts for each client of your Fee-Based Program. If one or more omnibus accounts are maintained, you shall, among other things, be responsible for forwarding proxies, annual and semi-annual reports and other materials to each beneficial owner in a timely manner.

         F. We are not endorsing, recommending or otherwise involved in providing any investment product of yours, including but not limited to the Fee-Based Program. We are merely affording you the opportunity to use shares of the Funds as an investment medium for the Fee-Based Program. You acknowledge and agree that you are solely responsible for the Fee-Based Program, and you hereby authorize and instruct us, the Funds and our respective affiliates to accept, rely upon and carry out instructions received from you or your affiliates with respect to any purchase, redemption (including any redemption to pay fees), exchange, account maintenance, request for information, or other matter concerning any accounts maintained by you in connection with the Fee-Based Program. You represent and warrant that all such instructions will be rightful and will have been duly and sufficiently authorized by your clients.

         18. Units of the MFS Fixed Fund may be offered for sale by you only to retirement plans which have been determined by the IRS to be qualified for tax exemption under sections 401 and 501 of the Code, to governmental plans within the meaning of section 414(d) of the Code or to financial institutions which are acting as trustee, custodian or agent for any such plan; excluding, however, certain retirement plans which cover individuals some or all of whom are self-employed, as further described in the Description (such eligible investors are collectively referred to as "Qualified Investors"). With respect to Units offered for sale by you to Qualified Investors, we will pay to you a periodic distribution fee as described in the Description. No dealer discount or commission is applicable to sales of the Units. All offers for sale of the Units shall be subject to the terms of the Description. You agree that we have made no representation to you with respect to the Units or the MFS Fixed Fund in addition to, or conflicting with, the Description. We may terminate your ability to offer the Units at any time if we believe or have reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, upon 10 days' prior written notice. Such termination will not affect your responsibilities under paragraph 24 with respect to any transactions affecting the Units.

         19. We and you agree that all disputes between us of whatever subject matter, whether existing on the date hereof or arising hereafter, shall be submitted to arbitration in accordance with the Code of Arbitration Procedure of the NASD, or similar rules or code, in effect at the time of the submission of any such dispute.

         20. You shall make available for your customers such administrative services as are necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of accounts and records, processing purchase and redemption transactions, answering routine inquiries, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule or regulation. You shall promptly answer all written complaints received by you relating to Fund accounts or forward such complaints to us.

         21. The customers in question are your customers and MFS Fund Distributors, Inc. will not engage in any activity which would interfere with such relationship. The names of your customers shall remain your sole property and shall not be used by MFS Fund Distributors, Inc. for any purpose except for servicing and informational mailings in the normal course of business. This confidentiality of customer information shall survive the termination of this Agreement.

         22. All communications to us shall be sent to MFS Service Center, Inc., 500 Boylston Street, Boston MA 02116. Any notice to you shall be duly given if mailed, telegraphed or sent by facsimile machine to you at the address specified by you below. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

         23. You appoint MFSC, the transfer agent for each Fund, as your agent to execute the purchase transactions of Shares of such Fund in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, except as modified in writing by the transfer agent, and you represent and guarantee to us, the Fund and the MFS Fixed Fund the legal capacity of your customers purchasing such Shares or Units (including the satisfaction of the eligibility requirements in the Description) and any other person in whose name the Shares or Units are to be registered.

         24. You agree that you shall indemnify and hold harmless us, MFSC, the Funds, the MFS Fixed Fund and their affiliates, SEI (individually and as trustee of the MFS Fixed Fund), Dwight Asset Management Company ("Dwight") (individually and as investment adviser to the MFS Fixed Fund), and our and their affiliates, officers, trustees, directors, employees, shareholders and agents (collectively, the "Indemnitees") against any claims, losses, costs or liabilities, including attorneys' fees, that may be assessed against, or suffered or incurred by any of them, howsoever they arise, and as they are incurred, which relate in any way to
(1) any use of supplemental hypothetical information provided on computer diskettes other than in one-on-one presentations or any misuse of or alteration to any supplemental information; provided, however, that the addition of the name of a customer or other identifying or variable information expressly authorized by us within such supplemental information which calls for the addition of such information is expressly permitted; (2) any transactions or other activity processed through NSCC programs, including the automated mutual fund order entry, settlement and registration verification system known as Fund/Serv; if an agreement has been signed by you and us so to permit, the program known as Networking; and the redemption of shares pursuant to paragraph 15; (3) any exchange requests initiated by you via facsimile (4) any contribution accepted or order placed by you pursuant to paragraph 13 hereof, including, but not limited to, any claims, losses or liabilities relating to the loss of favorable tax status of an IRA Plan or contribution, any IRA revocation by an individual in connection with an IRA Plan, and any failed trades for IRA Plans hereunder, or any contribution accepted in violation of the terms of paragraph 13 hereof (the indemnification provided under this subparagraph (4) will extend to the Trustee as well as the parties listed above); (5) any account established by your firm, or for which your firm is financial intermediary of record, with a "transfer on death," "payable on death" or other similar registration; (6) improper compliance with federal, state or local reporting requirements or backup or nonresident alien withholding requirements, including losses resulting from omitted, incorrect or uncertified TINS or the failure to provide an accurate tax residence status; (7) any account changes made pursuant to paragraph 14 thereof; (8) the Fee-Based Program, including without limitation any brochures, written material or advertising in any form that refers to the Funds or the Fee-Based Program, and any Indemnitee's acceptance, reliance upon or carrying out of instructions received from you or your affiliates in connection with the Fee-Based Program; and (9) any breach of your representations or warranties, or failure to comply with your obligations, set forth in this Agreement, in any event whether such action, failure, error, omission, misconduct, or breach is committed by you or by your employee, agent or clearing broker, whether or not acting within the scope of his employment, agency or authority (the indemnification provided under this subparagraph (9) will extend to the Trustee as well as the parties listed above).

         You agree to notify us within a reasonable time of any claim against you or any person who controls you within the meaning of Section 15 of the Securities Act of 1933 with respect to securities offered hereunder.

         Nothing in this paragraph 24 shall be deemed to preclude the Indemnitees and the Trustee (with respect to subparagraph (4) or (9) above) from seeking monetary damages and/or injunctive relief in connection with such claims, losses and liabilities. This paragraph 24 will survive termination of this Agreement or any provision hereof.

                                               MFS FUND DISTRIBUTORS, INC.



                                               By: ----------------------------
                                                   WILLIAM W. SCOTT, JR.,
                                                   President

We have read the foregoing Agreement and accept and agree to the terms and conditions thereof.

FIRM: -------------------------------------------------------------------------

By: ---------------------------------------------------------------------------
               (Authorized Representative)

Title: ------------------------------------------------------------------------

Address: ----------------------------------------------------------------------



The above Agreement should be executed in duplicate and one copy resumed to us:
                                               MFS Fund Distributors, Inc.
                                               Banking Industry Marketing
                                               500 Boylston Street
                                               Boston, Massachusetts 02116